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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 9, 1996 incorporated by reference in OccuSystems, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
  July 3, 1996